Exhibit 99.1

LiveOne (Nasdaq: LVO) Reports Record Fiscal Year 2024 Financial Results

-	Record Revenue of $118.4M, an Increase of 19% from Prior Year

-	Record Adjusted EBITDA* (excluding CPS division) of $14.1M

-	Consolidated Q4 FY 2024 Highlights:

o	Revenue of $30.9M an Increase of 21% from Prior Year

o	Adjusted EBITDA* (excluding CPS division) of $4.4M, an Increase of 124% from Prior Year

-	FY 2025 Guidance:

o	Consolidated Revenue Guidance of $140M - $155M

o	Adjusted EBITDA* of $16M - $20M

-	Audio Division (Slacker Radio and PodcastOne (Nasdaq: PODC)) FY 2024 Highlights:

o	Record Revenue of $109.3M, an Increase of 26% from Prior Year

o	Record Adjusted EBITDA* of $20.6M, an Increase of 17% from Prior Year

-	Audio Division Guidance for FY 2025

o	Revenue of $130M - $140M

o	Adjusted EBITDA* of $20M - $25M

-	LiveOne Has Repurchased 4.3 Million Total Shares, Including 392k Since April 1st, at an Average Price of $1.86, Leaving $4.5M of Its $10M Repurchase Program Remaining

-	Special Shareholders Call: Senior Management to Host a Special Shareholders Call on Wednesday, June 5, 2024 at 10:00 A.M. ET

Los Angeles, CA – May 30, 2024 – LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today its operating results for the fourth fiscal quarter (“Q4 Fiscal 2024”) and fiscal year ended March 31, 2024 (“Fiscal 2024”).

LiveOne’s CEO and Chairman, Robert Ellin, commented, “I am thrilled to announce that our company has achieved record revenues for the Fiscal 2024! This incredible accomplishment is a testament of our commitment to excellence and our unwavering creator first platform focused on superfans.” Ellin continued, “I am particularly proud of our efforts in cost-cutting initiatives, which have played a significant role in our financial achievements. By optimizing our resources and finding innovative solutions to streamline operations, we have not only enhanced our bottom line but also strengthened our competitive position in the market and delivered results to our shareholders.”

Recent and Q4 Fiscal 2024 Highlights

●	Paid members as of March 31, 2024 increased 675K or 30%, as compared to the prior year. Total members including free ad-supported memberships was approximately 3.75 million at May 25, 2024.**

●	PodcastOne was ranked 12th in Podtrac’s Podcast Industry Top Publishers Rankings for April 2024 with a U.S. Unique Monthly Audience of ~5.7 million and Global Downloads and Streams of ~19.1 million.

●	As previously announced with the assistance of J.P. Morgan, LiveOne is continuing a process to explore strategic alternatives to enhance shareholder value. Potential alternatives may include, among others, a strategic acquisition, divestiture, merger, sale or other form of business combination. There can be no assurance that LiveOne’s efforts will result in a specific transaction or any particular outcome or its timing.

Q4 Fiscal 2024 and 2023 and Fiscal 2024 and 2023 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023

Revenue	$30,899	$25,548	$118,440	$99,611
Operating income (loss)	$(1,161)	$(860)	$(4,668)	$(2,184)
Total other income (expense)	$(1,409)	$(4,500)	$(8,525)	$(7,770)
Net income (loss)	$(2,645)	$(5,410)	$(13,311)	$(10,019)
Adjusted EBITDA*	$2,785	$1,495	$10,977	$10,930
Net income (loss) per share basic and diluted	$(0.03)	$(0.06)	$(0.15)	$(0.12)

Q4 Fiscal 2024 Results Summary Discussion

For Q4 Fiscal 2024, LiveOne posted revenue of $30.9 million versus $25.5 million in the same period in the prior year. Slacker had revenue of $17.6 million in Q4 Fiscal 2024 compared to $14.1 million in the same period in the prior year.

Q4 Fiscal 2024 Operating Loss was ($1.2) million compared to a ($0.9) million Operating Loss in the fourth quarter ended March 31, 2023 (“Q4 Fiscal 2023”). The $0.3 million increase in Operating Loss was largely a result of increased stock-based compensation offset by reductions in other operating expenses.

Q4 Fiscal 2024 Adjusted EBITDA* was $2.8 million, as compared to Q4 Fiscal 2023 Adjusted EBITDA* of $1.5 million, an improvement of $1.3 million. Q4 Fiscal 2024 Adjusted EBITDA* was comprised of Audio Division Adjusted EBITDA* of $7.7 million, Other Operations Adjusted EBITDA* of ($3.2) million and Corporate Adjusted EBITDA* of ($1.7) million. Audio Division Adjusted EBITDA* of $7.7 million was driven by improved Contribution Margins* along with decreases in operating expenses.

Capital expenditures for Q4 Fiscal 2024 totaled approximately $0.8 million, which were driven by capitalized software costs associated with development of LiveOne’s integrated music player and pay-per-view services.

LiveOne’s senior management will host a special shareholders call on 10:00 a.m. ET / 7:00 a.m. PT on Wednesday, June 5, 2024.

The timing, price and actual number of shares repurchased under the stock repurchase program will be at the discretion of LiveOne’s management and will depend on a variety of factors, including stock price, general business and market conditions, and alternative investment opportunities. The repurchase program will continue to be executed consistent with LiveOne’s capital allocation strategy, which will continue to prioritize growing LiveOne’s business. Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the U.S. Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate LiveOne to acquire any particular amount of shares, and the program may be suspended or discontinued at any time at LiveOne’s discretion. LiveOne will review the stock repurchase program periodically and may authorize adjustment of its terms and size. A portion of the total stock repurchase program, which may include the possibility of buying back shares of common stock of PodcastOne, is subject to approval by LiveOne’s board of directors and any other applicable approvals and consents, which LiveOne fully expects to obtain.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s wholly-owned subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2025 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne and/or its other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Special Financial Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended December 31, 2023, filed with the SEC on February 13, 2024, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

LiveOne IR Contact:

Liviakis Financial Communications, Inc
(415) 389-4670
john@liviakis.com

Press Contact:

LiveOne
press@liveone.com

Financial Information

The tables below present financial results for the three and twelve months ended March 31, 2024 and 2023.

LiveOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023

Revenue:	$30,899	$25,548	$118,440	$99,611

Operating expenses:
Cost of sales	23,376	18,295	86,391	66,782
Sales and marketing	2,167	1,967	7,838	8,302
Product development	1,302	1,244	4,681	5,136
General and administrative	4,627	4,658	22,268	15,877
Impairment of intangible assets	-	-	115	1,356
Amortization of intangible assets	588	244	1,815	4,342
Total operating expenses	32,060	26,408	123,108	101,795
Loss from operations	(1,161)	(860)	(4,668)	(2,184)

Other income (expense):
Interest expense, net	(889)	(1,548)	(4,366)	(7,341)
Other income (expense)	(520)	(2,952)	(4,159)	(429)
Total other expense, net	(1,409)	(4,500)	(8,525)	(7,770)

Loss before provision (benefit) for income taxes	(2,570)	(5,360)	(13,193)	(9,954)

Provision (benefit) for income taxes	75	50	118	65
Net loss	(2,645)	(5,410)	(13,311)	(10,019)
Net loss attributable to non-controlling interest	(691)	-	(1,345)	-
Net loss attributed to LiveOne	$(1,954)	$(5,410)	$(11,966)	$(10,019)

Net loss per share – basic and diluted	$(0.03)	$(0.06)	$(0.15)	$(0.12)
Weighted average common shares – basic and diluted	88,390,853	86,848,506	87,657,790	84,772,708

LiveOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31,	March 31,
	2024	2023

Assets
Current Assets
Cash and cash equivalents	$6,987	$8,409
Restricted cash	155	240
Accounts receivable, net	13,205	13,658
Inventories	1,801	2,596
Prepaid expense and other current assets	2,187	2,823
Total Current Assets	24,335	27,726
Property and equipment, net	3,646	3,325
Goodwill	23,379	23,379
Intangible assets, net	12,415	11,035
Other assets	-	423
Total Assets	$63,775	$65,888

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$26,592	$22,772
Accrued royalties	10,862	12,826
Notes payable, current portion	692	15
Bridge loan	-	4,726
Senior secured revolving line of credit, net	7,000	-
Deferred revenue	728	992
Derivative liabilities	607	3,148
Total Current Liabilities	46,481	44,479
Senior secured revolving line of credit, net	-	7,000
Notes payable, net	771	148
Lease liabilities, noncurrent	-	161
Derivative liabilities, noncurrent	-	376
Other long-term liabilities	9,611	9,578
Deferred income taxes	339	332
Total Liabilities	56,945	62,074

Commitments and Contingencies

Mezzanine Equity
Redeemable convertible preferred stock, $0.001 par value; 100,000 shares authorized; 5,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively	4,962	4,827

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 18,814 and 16,177 shares issued and outstanding as of March 31, 2024 and 2023, respectively	18,814	16,177
Common stock, $0.001 par value; 500,000,000 shares authorized; 92,457,459 and 89,632,161 shares issued and outstanding as of March 31, 2024 and 2023, respectively	92	90
Additional paid in capital	216,116	209,151
Treasury stock	(4,782)	(2,162)
Accumulated deficit	(238,711)	(224,269)
Total LiveOne’s Stockholders’ Deficit	(8,471)	(1,013)
Non-controlling interest	10,339	-
Total equity (deficit)	1,868	(1,013)
Total Liabilities, Mezzanine Equity and Stockholders’ Equity (Deficit)	$63,775	$65,888

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Adjusted EBITDA* Reconciliation (Unaudited)

(In thousands)

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Three Months Ended March 31, 2024
Operations – PodcastOne	$(1,049)	$438	$921	$77	$(184)	$55	$258
Operations – Slacker	5,429	770	648	37	542	-	7,426
Operations – Other	(1,533)	345	194	63	(2,246)	-	(3,177)
Corporate	(5,492)	1	353	99	3,297	20	(1,722)
Total	$(2,645)	$1,554	$2,116	$276	$1,409	$75	$2,785

Three Months Ended March 31, 2023
Operations – PodcastOne	$(3,951)	$82	$250	$435	$3,132	$-	$(52)
Operations – Slacker	(1,701)	764	180	4	(435)	-	(1,188)
Operations – Other	2,497	251	23	(786)	2,708	-	4,693
Corporate	(2,255)	4	597	551	(905)	50	(1,958)
Total	$(5,410)	$1,101	$1,050	$204	$4,500	$50	$1,495

				Non-
				Recurring
	Net	Depreciation		Acquisition and	Other
	Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Year Ended March 31, 2024
Operations – PodcastOne	$(14,732)	$1,148	$3,645	$881	$9,666	$55	$663
Operations – Slacker	12,806	2,926	$1,684	$1,026	$1,535	-	19,977
Operations – Other	(1.397)	1,134	672	457	(4,879)	-	(4.013)
Corporate	(9,988)	14	1,964	94	2,203	63	(5,650)
Total	$(13,311)	$5,222	$7,965	$2,458	$8,525	$118	$10,977

Year Ended March 31, 2023
Operations – PodcastOne	$(6,967)	$323	$1,001	$939	$5,132	$-	$428
Operations – Slacker	8,648	6,789	802	197	792	-	17,228
Operations – Other	(2,800)	2,348	319	(262)	144	27	(224)
Corporate	(8,900)	22	1,834	(1,198)	1,702	38	(6,502)
Total	$(10,019)	$9,482	$3,956	$(324)	$7,770	$65	$10,930

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments and to a lesser extent, a one-time minimum guarantee to effectively terminate a live-event distribution agreement post COVID-19.

(2)	Other (income) expense above primarily includes interest expense, net, loss on debt extinguishment and change in fair value of derivatives. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

LiveOne, Inc.

Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023

Revenue:	$30,899	$25,548
Less:
Cost of sales	(23,376)	(18,295)
Amortization of developed technology	(761)	(408)
Gross Profit	6,762	6,845

Add back amortization of developed technology:	761	408
Contribution Margin*	$7,523	$7,253

	Year Ended March 31,
	2024	2023

Revenue:	$118,440	$99,611
Less:
Cost of sales	(86,391)	(66,782)
Amortization of developed technology	(3,009)	(3,300)
Gross Profit	29,040	29,529

Add back amortization of developed technology:	3,009	3,300
Contribution Margin*	$32,049	$32,829

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

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